Exhibit 99.1

News FOR IMMEDIATE RELEASE

Heidrick & Struggles Announces CFO Transition

CHICAGO (March 20, 2008) - Heidrick & Struggles International, Inc. (Nasdaq: HSII), the world's premier executive search and leadership consulting firm, announced today that Eileen A. Kamerick, the company's Executive Vice President, Chief Financial Officer and Chief Administrative Officer, has decided to resign from her positions with the company. Kamerick will be leaving to accept another position.

Kevin Kelly, Chief Executive Officer, said, "We thank Eileen for her tremendous contributions to Heidrick & Struggles over the last four years and wish her the best. She built a great team of financial professionals and played a critical role in improving the cost structure and profitability of the company, positioning us for continued success. Our executive team remains fully committed to the financial discipline that our shareholders have come to expect."

The formal search for a new Chief Financial Officer will begin immediately. Kamerick will remain in her positions as part of a coordinated plan and continue to perform her duties through May 10, 2008, to complete the close of the company's first quarter and filing of its 10-Q.

Kamerick, 49, joined Heidrick & Struggles in 2004. "I leave Heidrick & Struggles with tremendous pride about our accomplishments and the record results we all achieved over the past four years. This is a remarkable company with talented and committed people," Kamerick said. "At the same time, I'm very much looking forward to new challenges."

About Heidrick & Struggles International, Inc.

Heidrick & Struggles International, Inc. is the world's premier provider of senior-level executive search and leadership consulting services, including talent management, board building, executive on-boarding and M&A effectiveness. For more than 50 years, we have focused on quality service and built strong leadership teams through our relationships with clients and individuals worldwide. Today, Heidrick & Struggles leadership experts operate from principal business centers in North America, Latin America, Europe and Asia Pacific. For more information about Heidrick & Struggles, please visit www.heidrick.com.

Safe Harbor Statement

This press release contains forward-looking statements. The forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. Forward-looking statements may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. Factors that may affect the outcome of the forward-looking statements include, among other things: our ability to attract and retain qualified executive search consultants; the condition of the economies in the United States, Europe, or elsewhere; social or political instability in markets where we operate; the impact of foreign currency exchange rate fluctuations; price competition; the ability to forecast, on a quarterly basis, variable compensation accruals that ultimately are determined based on the achievement of annual results; our ability to realize our tax loss carryforwards; the timing of a partial release or full reversal of deferred tax asset valuation allowance; the mix of profit and loss by country; an impairment of our goodwill and other intangible assets; and delays in the development and/or implementation of new technology and systems. Our reports filed with the U.S. Securities and Exchange Commission also include information on factors that may affect the outcome of forward-looking statements. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Investors & Analysts:

Julie Creed, VP, Investor Relations: +1 312 496 1774 or jcreed@heidrick.com

Media:

Eric Sodorff, Director, Corporate Communications: +1 312 496 1613 or esodorff@heidrick.com